AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
                             INVESCO ADVISERS, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and INVESCO ADVISERS, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 1, 2010 ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust.

     WHEREAS, the Adviser and Sub-Adviser have agreed to the following fund name changes ("Changes"): 1) JNL/AIM Global Real Estate Fund to JNL/Invesco Global Real Estate Fund; 2) JNL/AIM International Growth Fund to JNL/Invesco International Growth Fund; 3) JNL/AIM Large Cap Growth Fund to JNL/Invesco Large Cap Growth Fund; and 4) JNL/AIM Small Cap Growth Fund to JNL/Invesco Small Cap Growth Fund.

     WHEREAS, the Adviser and Sub-Adviser have also agreed to amend Schedule A and Schedule B of the Agreement for these Changes.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 11, 2010, attached hereto.

     2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 11, 2010, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 11th day of October, 2010.

JACKSON NATIONAL
ASSET MANAGEMENT, LLC	               	INVESCO ADVISERS, INC.

By: 	/s/ Mark D. Nerud     		          By:  /s/ P. Michelle Grace
Name:    Mark D. Nerud					Name:  P. Michelle Grace
Title:  	President and CEO				Title:  Vice President

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                                   SCHEDULE A
                                OCTOBER 11, 2010
                                    (Funds)


                      JNL/Invesco Global Real Estate Fund

                     JNL/Invesco International Growth Fund

                       JNL/Invesco Large Cap Growth Fund

                       JNL/Invesco Small Cap Growth Fund

                                   SCHEDULE B
                                OCTOBER 11, 2010
                                 (Compensation)

                      JNL/Invesco Global Real Estate Fund

AVERAGE DAILY NET ASSETS	          ANNUAL RATE

$0 to $50 Million	                    0.50%

Amounts over $50 Million	               0.45%


                     JNL/Invesco International Growth Fund

AVERAGE DAILY NET ASSETS	          ANNUAL RATE

$0 to $250 Million	                    0.40%

Amounts over $250 Million	          0.35%


                       JNL/Invesco Large Cap Growth Fund

AVERAGE DAILY NET ASSETS	          ANNUAL RATE

$0 to $150 Million	                    0.40%*

Amounts over $150 Million     	     0.35%

*For the purpose of calculating the sub-adviser fee for the JNL/Invesco Large Cap Growth Fund, assets must be combined with assets of the JNL/Invesco Global Real Estate Fund, the JNL/Invesco International Growth Fund, and the JNL/Invesco Small Cap Growth Fund. For combined net assets greater than $1 billion, the sub-adviser fee will be 0.35% on all assets of the JNL/Invesco Large Cap Growth Fund.


                       JNL/Invesco Small Cap Growth Fund

AVERAGE DAILY NET ASSETS	          ANNUAL RATE

$0 to $500 Million	                    0.60%**

Amounts over $500 Million               0.55%

** For the purpose of calculating the sub-adviser fee for the JNL/Invesco Small Cap Growth Fund, assets must be combined with assets of the JNL/Invesco Global Real Estate Fund, the JNL/Invesco International Growth Fund, and the JNL/Invesco Large Cap Growth Fund, collectively. For combined net assets greater than $1 billion, the sub-adviser fee will be 0.60% on net assets up to $250 million and 0.55% on net assets greater than $250 million for the JNL/Invesco Small Cap Growth Fund.